      As filed with the Securities and Exchange Commission on May 10, 2000

                                                    Registration No. 333-_______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 SRS LABS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                               33-0714264
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

                2909 Daimler Street, Santa Ana, California 92705
               (Address of Principal Executive Offices)(Zip Code)

                                 SRS LABS, INC.
                              AMENDED AND RESTATED
                           1996 NONEMPLOYEE DIRECTORS'
                                STOCK OPTION PLAN
                            (Full title of the plan)


                                  John AuYeung
                    Executive Vice President, Chief Operating
                        Officer, Chief Financial Officer,
                            Treasurer and Secretary
                                 SRS Labs, Inc.
                               2909 Daimler Street
                           Santa Ana, California 92705
                     (Name and address of agent for service)

                                 (949) 442-1070
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                           John F. Della Grotta, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                              695 Town Center Drive
                                Seventeenth Floor
                        Costa Mesa, California 92626-1924
                                 (714) 668-6200

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                        Proposed maximum       Proposed maximum
     Title of securities              Amount to be       offering price           aggregate                   Amount of
       to be registered                registered         per share(1)        offering price(1)           registration fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value      130,000 shares(2)         $13.625              $1,771,250                   $467.61
==========================================================================================================================

      (1) In accordance with Rule 457(h)(1), the price of the securities has been estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, and the price listed is the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on May 5, 2000 (a date within five business days prior to the date of filing this Registration Statement).

      (2) As presently constituted, plus such indeterminate number of shares as may become subject to the Amended and Restated SRS Labs, Inc. 1996 Nonemployee Directors Stock Option Plan, as a result of adjustment provisions set forth in such Plan and agreements entered into pursuant thereto.

================================================================================

                     STATEMENT UNDER GENERAL INSTRUCTION E.
                      REGISTRATION OF ADDITIONAL SECURITIES

    The shares covered by this Registration Statement represent additional shares of the Registrant's common stock, par value $.001 per share ("Common Stock"), that have become available for issuance under the SRS Labs, Inc. Amended and Restated 1996 Nonemployee Directors' Stock Option Plan (the "Amended and Restated Plan") as a result of amendments in the form of an amendment and restatement of the SRS Labs, Inc. 1996 Nonemployee Directors' Stock Option Plan (the "Original 1996 Plan"). Among the amendments adopted was an increase in the number of shares of Common Stock authorized for issuance thereunder from 120,000 to 250,000. The Amended and Restated Plan is included as Exhibit 4.1 hereto and supersedes the Original 1996 Plan. Unless otherwise noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 333-18983) relating to the Original 1996 Plan are incorporated by reference into this Registration Statement.

                                     PART II

ITEM 8. EXHIBITS.

       4.1     SRS Labs, Inc. Amended and Restated 1996 Nonemployee Directors'
               Stock Option Plan, previously filed as Appendix A to the definitive Proxy Statement dated April 29, 1999, of SRS Labs,
               Inc., a Delaware corporation (the "Company"), filed with the U.S.
               Securities and Exchange Commission (the "Commission") on April
               29, 1999, which is incorporated herein by reference.

       4.2 Certificate of Incorporation of the Company, certified by the Delaware Secretary of State on June 27, 1996, previously filed with the Commission as Exhibit 3.1 to the Company's Registration
               Statement on Form SB-2, specifically included in Amendment No. 1 to such Registration Statement filed with the Commission on July
               3, 1996, Registration No. 333-4974- LA, which is incorporated herein by reference.

       4.3     Bylaws of the Company, previously filed with the Commission as
               Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999, filed with the Commission on November 12, 1999, which is incorporated herein by reference.

       5 Opinion (and consent) of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder.

      23.1     Consent of Deloitte & Touche LLP, independent auditors.

      23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (set forth as part of Exhibit 5 above).

      24       Power of Attorney (set forth on page 2).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on May 9, 2000.

                                 SRS LABS, INC.

                                 By: /s/ Thomas C.K. Yuen
                                     -------------------------------------------
                                     Thomas C.K. Yuen
                                     Chairman of the Board and Chief Executive
                                     Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas C.K. Yuen and John AuYeung and each of them singly, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities (including such person's capacity as a director and/or officer of SRS Labs, Inc.), to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                                            Title                          Date
---------                                            -----                          ----
/s/ Thomas C.K. Yuen                   Chairman of the Board and Chief           May 9, 2000
-------------------------------        Executive Officer and a Director
Thomas C.K. Yuen                       (Principal Executive Officer)


/s/ John AuYeung                       Executive Vice President, Chief           May 9, 2000
-------------------------------        Operating Officer, Chief Financial
John AuYeung                           Officer, Treasurer and Secretary,
                                       and a Director (Principal Financial
                                       Officer)


/s/ Desmond Allen                      Corporate Controller (Principal           May 9, 2000
-------------------------------        Accounting Officer)
Desmond Allen

                                       Vice President and a Director             May  , 2000
-------------------------------
Thomas W.T. Wan

/s/ Robert B. Pfannkuch                Director                                  May 9, 2000
-------------------------------
Robert B. Pfannkuch

/s/ Jeffrey I. Scheinrock              Director                                  May 9, 2000
-------------------------------
Jeffrey I. Scheinrock

/s/ Stephen V. Sedmak                  Director                                  May 9, 2000
-------------------------------
Stephen V. Sedmak

/s/ John Tu                            Director                                  May 9, 2000
-------------------------------
John Tu

                                INDEX TO EXHIBITS

Exhibit
 Number                                     Description
--------                                    -----------
   4.1         SRS Labs, Inc. Amended and Restated 1996 Nonemployee Directors'
               Stock Option Plan, as amended, previously filed as Appendix A to the definitive Proxy Statement dated April 29, 1999, of SRS Labs,
               Inc., a Delaware corporation (the "Company"), filed with the U.S.
               Securities and Exchange Commission (the "Commission") on April
               29, 1999, which is incorporated herein by reference.

   4.2 Certificate of Incorporation of the Company, certified by the Delaware Secretary of State on June 27, 1996, previously filed with the Commission as Exhibit 3.1 to the Company's Registration
               Statement on Form SB-2, specifically included in Amendment No. 1 to such Registration Statement filed with the Commission on July
               3, 1996, Registration No. 333-4974- LA, which is incorporated herein by reference.

   4.3         Bylaws of the Company, previously filed with the Commission as
               Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999, filed with the Commission on November 12, 1999, which is incorporated herein by reference.

   5 Opinion (and consent) of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered hereunder.

  23.1         Consent of Deloitte & Touche LLP, independent auditors.

  23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (set forth as part of Exhibit 5 above).

  24           Power of Attorney (set forth on page 2).


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